EXHIBIT G

INDIVIDUAL GUARANTEE

August 22, 2008

To:	The Purchasers Identified on the Signature Pages of the Securities Purchase Agreement Referred to Below

In consideration of the terms and conditions contained in this Agreement, and other good and consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound, agrees as follows:

1. The Guarantee. For valuable consideration, the undersigned (the “Guarantor”) hereby unconditionally guarantees and promises to pay promptly to the purchasers identified on the signature pages to the Securities Purchase Agreement, dated as of August 22, 2008 (the “Securities Purchase Agreement”), among Adrenalina, a Nevada corporation (the “Borrower”) and each such purchaser (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”), in lawful money of the United States, any and all Indebtedness (as defined below) of Borrower to each Purchaser when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. All payments made by Guarantor to or for the account of any Purchaser hereunder shall be made by wire transfer of immediately available funds to the account set forth on Schedule 1 to this Guarantee, or in such other manner as Purchasers shall hereafter advise Guarantor.

2. Definitions.

(a) “Indebtedness” shall mean the collective reference to all obligations and undertakings of the Borrower of whatever nature, monetary or otherwise, under the Debentures, the Securities Purchase Agreement, the Security Agreement, the Warrants, the Registration Rights Agreements or any other Transaction Document, together with all reasonable attorneys’ fees, disbursements and all other costs and expenses of collection incurred by the Purchasers in enforcing any of such obligations or this Guarantee. For clarity, this Guarantee shall not extend to the November Debentures or the February Debentures of the Borrower.

(b) Capitalized terms used in this Guarantee without definition have the meanings ascribed to them in the Securities Purchase Agreement.

3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.

4. Rights of Purchasers. Guarantor authorizes Purchasers, without notice or demand and without affecting its liability hereunder, from time to time to:

(a) subject to the terms of the Transaction Documents, renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Transaction Document;

(b) subject to the terms of the Transaction Documents, receive and hold security for the payment of this Guarantee or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c) subject to the terms of the Security Agreements, apply such security and direct the order or manner of sale thereof as Purchasers in their discretion may determine; and

(d) release or substitute the Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness.

All actions, notices, requests or demands that Purchasers or any Purchaser may take or make pursuant to the provisions of this Guarantee, shall be taken or made by and through Enable Capital Management, LLC.

5. Guarantee to be Absolute. Guarantor agrees that until all the Indebtedness has been indefeasibly paid in full and any commitments of any Purchaser or facilities provided by any Purchaser with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guarantee or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guarantee. Guarantor waives and surrenders any defense to any liability under this Guarantee based upon any such action, including but not limited to any action of Purchasers described in the immediately preceding paragraph of this Guarantee. It is the express intent of Guarantor that Guarantor’s obligations under this Guarantee are and shall be absolute and unconditional.

6. Guarantor’s Waivers of Certain Rights and Certain Defenses. Guarantor waives:

(a) any right to require Purchasers to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Purchaser’s power whatsoever;

(b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower; and

(c) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower.

No provision or waiver in this Guarantee shall be construed as limiting the generality of any other waiver contained in this Guarantee.

7. Subordination and Subordination of Subrogation. The Guarantor hereby agrees and affirms that his Subordination Agreement dated February 28, 2008 in favor of the Purchasers thereunder, shall apply equally to the Obligations guaranteed under this Guarantee. Until all the Indebtedness has been indefeasibly paid in full and any commitments of any Purchaser or facilities provided by any Purchaser with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, Guarantor agrees to subordinate to the rights of the Purchasers any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guarantee, and until such time, Guarantor agrees to subordinate to the rights of the Purchasers any right to enforce any remedy that any Purchaser now has or may hereafter have against Borrower, and agrees to subordinate to the rights of the Purchasers any benefit of, and any right to participate in, any security now or hereafter held by any Purchaser. Such subordination of subrogation rights shall end at such time as all Indebtedness has been indefeasibly paid in full.

8. Waiver of Notices. Except as otherwise provided herein, Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Transaction Document (including Guarantor), notices of acceptance of this Guarantee, notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guarantee applies or any other Indebtedness of Borrower to any Purchaser, and notices of any fact that might increase Guarantor’s risk.

9. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of the Purchasers or resulting from Guarantor’s performance under this Guarantee, are hereby subordinated to the Indebtedness. Guarantor agrees that, if Purchasers so request, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until all the Indebtedness has been indefeasibly paid in full and any commitments of any Purchaser or facilities provided by any Purchaser with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Purchasers and shall be paid over to Purchasers on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Purchasers may have on any such property.

10. Revocation of Guarantee.

(a) This Guarantee may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions that Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Purchasers, at the address shown below or at such other address as may have been provided to Guarantor by Purchasers, of written notice of revocation. Revocation shall not affect any of Guarantor’s obligations or Purchaser’s rights with respect to transactions committed or entered into prior to Purchaser’s receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Purchasers authorized hereunder.

(b) In the event of the death of Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect the Indebtedness existing at the date of death, and any renewals or extensions thereof.

(c) Guarantor acknowledges and agrees that this Guarantee may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

11. Reinstatement of Guarantee. If this Guarantee is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to any Purchaser is rescinded or must be returned by any Purchaser to Borrower, this Guarantee shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

12. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Purchasers.

13. Information Relating to Borrower. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition or business operations as Guarantor may require, and that Purchasers have no duty, and Guarantor is not relying on Purchasers, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

14. Borrower’s Authorization. It is not necessary for Purchasers to inquire into the powers of Borrower or of the officers, directors or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

15. Additional Collateral. Within 60 calendar days of the date hereof, the Guarantor shall provide Purchasers with evidence that they have a first priority security interest in that certain real property owned by Guarantor in the name of publicaciones io azu. s.a., located at Pochotal, Puntarenas, Costa Rica, together with an opinion of legal counsel in Costa Rica, addressed to the Purchasers, to the effect that Guarantor is the fee owner of such property, and that instruments are on file in the appropriate governmental office on Costa Rica to grant the Purchasers an enforceable first priority lien on such property.

16. Remedies. If Guarantor fails to fulfill its duty to pay all Indebtedness guaranteed hereunder, Purchasers shall have all of the remedies of a creditor under all applicable law. Without limiting the foregoing, Purchasers may, at their option and without notice or demand:

(a) declare any Indebtedness due and payable at once;

(b) take possession of any collateral pledged by Borrower pursuant to the Security Agreements, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral in accordance with the provisions of the Transaction Documents; and

(c) set off against any or all liabilities of Guarantor all money owed by any Purchaser or any of its agents or affiliates in any capacity to Guarantor, whether or not due, and also set off against all other liabilities of Guarantor to any Purchaser all money owed by such Purchaser in any capacity to Guarantor. If exercised by any Purchaser, such Purchaser shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

17. Representations and Warranties. Guarantor represents and warrants to the Purchasers that: (a) Guarantor has full power and capacity to execute and deliver this Guarantee and each other Transaction Document to which he is a party and to incur and perform the obligations and undertakings provided herein and therein; (b) no consent or approval of any Governmental Authority or any third party is or will be required as a condition to the enforceability of this Guarantee and each other Transaction Document to which he is a party; (c) this Guarantee and each other Transaction Document to which he is a party has been duly executed and delivered by the Guarantor and is enforceable against the Guarantor in accordance with the terms hereof and thereof; (d) there is no litigation or proceeding involving the Guarantor pending or, to the knowledge of the Guarantor, threatened before any court, tribunal or governmental authority, which may in any way materially adversely affect the financial condition or property of the Guarantor, except as previously disclosed to Purchasers; (e) there is no law, rule, regulation or order pertaining to the Guarantor and no provision of any agreement, mortgage or contract binding on the Guarantor or affecting his property, which could conflict with, be breached by, be in default or in any way prevent, the execution, delivery or carrying out of the terms of this Guarantee and each other Transaction Document to which he is a party; and (f) Guarantor has a substantial financial interest in the Borrower and is receiving immediate, substantial and direct benefit from the transactions contemplated by the Transaction Documents.

18. Notices. All notices required under this Guarantee shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guarantee, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Purchasers and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

19. Entire Agreement. This Guarantee, together with the other Transaction Documents and the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

20. Amendments; Waivers. No provision of this Guarantee may be waived or amended except in a written instrument signed, in the case of an amendment, by the Guarantor and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Guarantee shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of Purchasers to exercise any right hereunder in any manner impair the exercise of any such right.

21. Headings. The headings herein are for convenience only, do not constitute a part of this Guarantee and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Guarantee will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

22. Successors and Assigns. This Guarantee shall be binding upon Guarantor and his heirs, representatives, estate and permitted assigns and shall inure to the benefit of the Purchasers and their respective successors and permitted assigns. The Guarantor may not assign this Guarantee or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Guarantee to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Purchase Agreements that apply to the ‘Purchasers”.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would defer to the substantive laws of another jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents), as well as any dispute between the parties relating to the Transaction Documents, shall be resolved by binding arbitration in San Francisco, California before an arbitrator with experience in commercial disputes relating to securities. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, or, if for any reason JAMS refuses to administer such arbitration or JAMS is no longer in business, by the American Arbitration Association (“AAA”) in accordance with its rules and procedures. Unless the arbitrator determines that there is exceptional need for additional discovery, discovery in the arbitration shall be limited as follows:  (1) the parties shall exchange non-privileged relevant documents including, without limitation, all documents that the parties intend to use as evidence in the arbitration; and (2) each party shall be entitled to take one deposition of seven hours duration of either an opposing party or a non-party. If one party fails to respond within 20 days after the other party mails a written list of proposed arbitrators to that party by either agreeing to one of the proposed arbitrators or suggesting 3 or more alternate arbitrators, the proposing party may select the arbitrator from among its initial list of proposed arbitrators and JAMS (or AAA if it is administering the arbitration) shall then appoint that arbitrator to preside over the arbitration.  If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the rules of JAMS (or AAA if it is administering the arbitration).   Where reasonable, the arbitrator shall schedule the arbitration hearing within four (4) months after being appointed. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues.  The arbitrator’s decision will be final and binding upon the parties.  A judgment upon any award may be entered in any court of competent jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration, such as injunctive relief, from any court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration, including all JAMS (or AAA) fees; provided that, in the award, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys’ fees and costs, arbitrator fees, JAMS (or AAA) fees and costs, and any attorneys’ fees and costs incurred in compelling arbitration.  The parties are not waiving, and expressly reserve, any rights they may have under federal securities laws, rules, and regulations, and any such rights shall be determined in the arbitration provided for herein. Each party hereby irrevocably agrees and submits to the jurisdiction of the federal and state courts located in the City of San Francisco, California, for any suit, action or proceeding enforcing this arbitration provision or entering judgment upon any arbitral award made pursuant to this arbitration provision, and each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, or that such suit, action or proceeding is an inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. This provision will be interpreted, construed and governed according to the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).

23. Execution. In the event that Guarantor’s signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Guarantor with the same force and effect as if such facsimile signature page were an original thereof.

24. Severability. If any provision of this Guarantee is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Guarantee shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Guarantee.

25. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Guarantee and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee or any amendments hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the date first indicated above.

Guarantor:

Ilia Lekach

Address for notices to Purchasers:		Address for notices to Guarantor:

c/o Enable Capital Management, LLC
One Ferry Building, Suite 255
San Francisco, CA 94111

Facsimile:	415-677-1580	Facsimile:

Address of primary residence (if different than notice address):